EXHIBIT 5

                                October 26, 1999


Take-Two Interactive Software, Inc.
575 Broadway
New York, New York 10012


Gentlemen:

     You have requested our opinion with respect to the offer and sale by you, Take-Two Interactive Software, Inc., a Delaware corporation (the "Company"), pursuant to a Registration Statement (the "Registration Statement") on Form S-8 under the Securities Act of 1933, as amended (the "Act"), of up to 625,167 shares (the "Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock"), issuable upon the exercise of stock options (the "Options") granted by the Company to certain of its employees.

     We have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents and corporate and public records as we deem necessary as a basis for the opinion hereinafter expressed. With respect to such examination, we have assumed the genuineness of all signatures appearing on all documents presented to us as originals, and the conformity to the originals of all documents presented to us as conformed or reproduced copies. Where factual matters relevant to such opinion were not independently established, we have relied upon certificates of executive officers and responsible employees and agents of the Company.

     Based upon the foregoing, it is our opinion that the Shares have been duly and validly authorized and when sold, paid for and issued as contemplated by the Options, will be duly and validly issued and fully paid and nonassessable.

     We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving this consent, we do not thereby concede that we come within the categories of persons whose consent is required by the Act or the General Rules and Regulations promulgated thereunder.

                                                Very truly yours,

                                                /s/ TENZER GREENBLATT LLP

                                                TENZER GREENBLATT LLP